                                                                      EXHIBIT 20


Chase Bank, Trustee                          Determination Date:       04-Jun-01
Manufactured Housing Contracts               Remittance Date:          07-Jun-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A                   For the Period Ended:     25-May-01
                                             Lock-Out Date:               Mar-06



Information for Clauses (a) through (s), Section 7.01 -
                                                                     Class I A-1       Class I A-2     Class I A-3      Class I A-4
 (a)  Class I A and Class I B Distribution Amounts                   4,893,460.31       388,110.00      315,426.67       493,758.60

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due                                      426,708.56
      (b) Partial Prepayments Received                                 303,954.36
      (c) Principal Payments in Full (Scheduled Balance)             3,841,314.81
      (d) Liquidated Contract Scheduled Balance                              0.00
      (e) Section 3.05 Purchase Scheduled Balance                            0.00
      (f) Previously Undistributed Shortfalls in (a) through (e)             0.00
                                                                    -------------    -------------   -------------    -------------
 Total Principal Distribution                                        4,571,977.73             0.00           0.00              0.00


 (c)  Interest Distribution                                            321,482.58       388,110.00      315,426.67       493,758.60
      Unpaid Interest Shortfall                                              0.00             0.00            0.00             0.00
                                                                    -------------    -------------   -------------    -------------
 Total Interest Distribution                                           321,482.58       388,110.00      315,426.67       493,758.60


 (d)  Beginning Class I A and Class I B Principal Balance           67,978,695.50    76,100,000.00   57,700,000.00    81,895,000.00
      Less: Principal Distribution                                   4,571,977.73             0.00            0.00             0.00
                                                                    -------------    -------------   -------------    -------------
      Remaining Class A and Class B Principal Balance               63,406,717.77    76,100,000.00   57,700,000.00    81,895,000.00


 (e)  Fees Due Servicer
      Monthly Servicing Fee                                            356,278.46        (h)           Pool Factor
      Section 8.06 Reimbursement Amount                                      0.00      Class I A-1      0.79656681
      Section 6.02 Reimbursement Amount                                 40,945.00      Class I A-2      1.00000000
      Reimbursable Fees                                                      0.00      Class I A-3      1.00000000
                                                                                       Class I A-4      1.00000000
 Total Fees Due Servicer                                               397,223.46      Class I A-5      1.00000000
                                                                                       Class I M-1      1.00000000
                                                                                       Class I B-1      1.00000000
                                                                                       Class I B-2      1.00000000

Information for Clauses (a) through (s), Section 7.01 -
                                                                     Class I A-5      Class I M-1      Class I B-1      Class I B-2
 (a)  Class I A and Class I B Distribution Amounts                     93,881.12        91,241.70        96,664.33       114,483.25

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)
                                                                   -------------    -------------    -------------    -------------
 Total Principal Distribution                                               0.00             0.00             0.00             0.00


 (c)  Interest Distribution                                            93,881.12        91,241.70        96,664.33       114,483.25
      Unpaid Interest Shortfall                                             0.00             0.00             0.00             0.00
                                                                   -------------    -------------    -------------    -------------
 Total Interest Distribution                                           93,881.12        91,241.70        96,664.33       114,483.25


 (d)  Beginning Class I A and Class I B Principal Balance          15,031,000.00    14,146,000.00    14,146,000.00    15,030,623.00
      Less: Principal Distribution                                          0.00             0.00             0.00             0.00
                                                                   -------------    -------------    -------------    -------------
      Remaining Class A and Class B Principal Balance              15,031,000.00    14,146,000.00    14,146,000.00    15,030,623.00


 (e)  Fees Due Servicer
      Monthly Servicing Fee                                      Original Balance          Rate
      Section 8.06 Reimbursement Amount                            79,600,000.00          5.6750%
      Section 6.02 Reimbursement Amount                            76,100,000.00          6.1200%
      Reimbursable Fees                                            57,700,000.00          6.5600%
                                                                   81,895,000.00          7.2350%
 Total Fees Due Servicer                                           15,031,000.00          7.4950%
                                                                   14,146,000.00          7.7400%
                                                                   14,146,000.00          8.2000%
                                                                   15,030,623.00          9.1400%


Information for Clauses (a) through (s), Section 7.01 -

 (a)  Class I A and Class I B Distribution Amounts

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)

 Total Principal Distribution
                                                                   1,915,048.25

 (c)  Interest Distribution                                        2,794,026.68
      Unpaid Interest Shortfall

 Total Interest Distribution
                                                                                            When
 (d)  Beginning Class I A and Class I B Principal Balance                                  337,455,340.77
      Less: Principal Distribution                                 4,571,977.73         is less than
                                                                                           353,648,623.00
      Remaining Class A and Class B Principal Balance                                                0.10
                                                                                            35,364,862.30

 (e)  Fees Due Servicer                                                                  We can prepay
      Monthly Servicing Fee                                                         Rate
      Section 8.06 Reimbursement Amount                               Class A-1    5.675%   67,978,695.50       3,857,791
      Section 6.02 Reimbursement Amount                               Class A-2    6.120%   76,100,000.00       4,657,320
      Reimbursable Fees                                               Class A-3    6.560%   57,700,000.00       3,785,120
                                                                      Class A-4    7.235%   81,895,000.00       5,925,103
 Total Fees Due Servicer                                              Class A-5    7.495%   15,031,000.00       1,126,573
                                                                      Class A-6    7.740%   14,146,000.00       1,094,900
                                                                      Class B-1    8.200%   14,146,000.00       1,159,972
                                                                      Class B-2    9.140%   15,030,623.00       1,373,799

                                                                                           342,027,318.50      22,980,579    6.72%

Chase Bank, Trustee                          Determination Date:       04-Jun-01
Manufactured Housing Contracts               Remittance Date:          07-Jun-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A                   For the Period Ended:     25-May-01
                                             Lock-Out Date:               Mar-06


                                                                  Unpaid                                                   Unpaid
                                                     No. of      Principal            Delinquency as of         No. of    Principal
 (f)  Delinquency as of the Due Period             Contracts      Balance            Calendar Month End       Contracts    Balance

      31-59 Days Delinquent                           191         7,387,394        31-59 Days Delinquent          142     5,373,031
      60-89 Days Delinquent                            48         1,622,767        60-89 Days Delinquent          44      1,454,833
      90+ Days Delinquent                              26         1,391,731        90+ Days Delinquent            28      1,490,079

      3-Month Avg Thirty-Day Delinquency Ratio  2.66%                              3-Month Avg Thirty-Day
      3-Month Avg Sixty-Day Delinquency Ratio   0.74%                                Delinquency Ratio                         1.78%
                                                                                   3-Month Avg Sixty-Day
                                                                                     Delinquency Ratio                         0.73%
 (g)  Section 3.05 Repurchases                                         0.00

 (i)  Class R Distribution Amount                                878,978.43          Acquisition Loss Amount
      Repossession Profits                                             0.00
                                                                                   Current Month Acquisition Loss Amount          0
 (j)  Principal Balance of Contracts in Repossession             444,649.23        Cumulative Acquisition Loss Amount             0

 (k)  Aggregate Net Liquidation Losses                                 0.00

 (l)  (x) Class B-2 Formula Distribution Amount                  114,483.25
      (y) Remaining Amount Available                             993,461.68
                                                              -------------
      Amount of (x) over (y)                                           0.00

 (m)  Class B-2 Liquidation Loss Amount                                0.00

 (n)  Guarantee Payment                                                0.00

 (o)  Unadvanced Shortfalls                                            0.00
                                                        No.  $
 (p)  Units repossessed                                 17       601,496.58

 (q)  Principal Prepayments paid                               4,145,269.17

 (r)  Scheduled Principal Payments                               426,708.56

 (s)  Weighted Average Interest Rate                                 11.30%

Chase Bank, Trustee                          Determination Date:       04-Jun-01
Manufactured Housing Contracts               Remittance Date:          07-Jun-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A                   For the Period Ended:     25-May-01
                                             Lock-Out Date:               Mar-06


                  Computation of Available Distribution Amount

(i)   Certificate Account Balance at Monthly Cutoff-Vanderbilt                7,693,488.85
      Certificate Account Balance at Monthly Cutoff-SubServicer-21st            322,356.63

(ii)  Monthly Advance made                                                            0.00
(iii) Section 5.05 Certificate Fund Income-Vanderbilt                            19,050.41
(iii) Section 5.05 Certificate Fund Income-SubServicer-21st                         804.43

(v)   Principal due Holders                                                           0.00
Less:
(i)  Scheduled Payments of principal and interest
     due subsequent to the Due Period-Vanderbilt                                255,577.44
(i)  Scheduled Payments of principal and interest
     due subsequent to the Due Period-SubServicer-21st                           16,895.01

(ii) Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                          0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                            0.00
   (iii) Monthly Servicing Fee                                                  356,278.46
   (iv)  Reimbursable Liquidation Expenses                                       40,945.00
   (v)   Section 6.04 (c) reimbursement                                               0.00
   (vi)  Section 8.06 reimbursement                                                   0.00
   (vii) Amounts not required to be deposited-SubServicer-21st                        0.00

Total Due Servicer                                                              397,223.46

Available Distribution Amount-Vanderbilt                                      7,059,738.36
Available Distribution Amount-SubServicer-21st                                  306,266.05

To Class A and B                                                              6,487,025.98

Monthly Excess Cashflow                                                         878,978.43

Weighted Average Remaining Term (months)                                            251.00

      Scheduled Balance Computation

      Prior Month Balance                                                   342,027,318.50


      Current Balance                                337,494,911.09
           Adv Principal                                  50,124.61
           Del Principal                                  89,694.93
      Pool Scheduled Balance                                                337,455,340.77


      Principal Payments in Full                       3,841,314.81
      Partial Prepayments                                303,954.36

      Scheduled Principal                                426,708.56

      Collateral Balance                                                    337,494,911.09